EXHIBIT 10.2

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT (the “Agreement”) is made as of this 29th day of October 2004 by G&L Senior Care Properties, LLC, a Nevada limited liability company (“Borrower”), in favor of G&L Realty Partnership, L.P., a Delaware limited partnership (“Secured Party”).

WHEREAS, on even date herewith, Secured Party made a loan (the “Loan”) to Borrower, as evidenced by that certain Secured Promissory Note of even date herewith (the “Note”);

WHEREAS, the Note is secured by the pledge of the equity interests held by Borrower in certain entities (the “Collateral Companies”), as listed in the attached Exhibit A (the “Collateral Interests”), and Borrower has agreed to grant to Secured Party a security interest in the Collateral Interests as security for Borrower’s obligations under the Note;

NOW, THEREFORE, in order to induce Secured Party to make the Loan to Borrower, Borrower intending to be legally bound, hereby makes the following representations and warranties to Secured Party, hereby covenants and agrees that the recitals set forth above are true and accurate and hereby covenants and agrees with Secured Party as follows:

1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

(a) “Code” means and refers to the Nevada Uniform Commercial Code, and any and all terms used in this Agreement which are defined in the Code shall be construed and defined in accordance with the meaning and definition ascribed to such terms under the Code, unless otherwise defined herein.

(b) “Collateral” means and refers to the Collateral Interests and any Proceeds therefrom, where the term “Proceeds” shall have the meaning assigned to it under the Code and, to the extent not otherwise included, shall include, but not be limited to (i) any and all proceeds of any insurance, causes and rights of action, settlements thereof, judicial and arbitration judgments and awards, indemnity, warranty or guaranty payable to Borrower from time to time with respect to any of the Collateral; (ii) all claims of the Borrower for losses or damages ensuing out of or related to or for any breach of any agreements, covenants, representations or warranties or any default under any of the foregoing Collateral (without breaching any direct or independent rights of Secured Party with respect to this Collateral); and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral, including any type of dividends paid with respect to the Collateral Interests.

(c) “Event of Default” means and refers to the occurrence of any of the following: (i) a default in the timely payment or performance by Borrower in any Obligations, covenant, warranty or liability contained herein or secured hereby; (ii) the insolvency of Borrower; (iii) the assignment of all or substantially all of Borrower’s assets for the benefit of creditors; (iv) any material adverse change in financial condition, assets, liabilities or businesses of Borrower; or (v) the institution against Borrower of any proceeding under the bankruptcy laws or any other laws for the relief of debtors, where such proceedings are not dismissed within ninety (90) days.

(d) “Obligations” means and refers to the following: (i) the payment and performance by Borrower of all of its liabilities and obligations to the Secured Party under the provisions of the Note, and all renewals, extensions and modifications thereof; and (ii) all costs incurred by Secured Party upon an Event of Default by Borrower to enforce this Agreement and collect the

Obligations and maintain and preserve the described Collateral, including specifically, but without limitation, all taxes (other than taxes upon the income of Secured Party), assignments, reasonable attorneys’ fees and legal expenses, and expenses of sale.

(e) “Secured Party’s Expenses” means and refers to: any and all costs or expenses required to be paid by Borrower under this Agreement which are paid or advanced by Secured Party; all reasonable costs and expenses of Secured Party, including its attorneys’ fees and expenses incurred or expended to correct any default or enforce any provision of this Agreement, or in maintaining, handling, preserving, storing, selling, preparing for sale, or advertising to sell the Collateral, irrespective of whether a sale is consummated; and all costs and expenses of suit incurred or expended by Secured Party, including its attorneys’ fees and expenses in enforcing or defending this Agreement, irrespective of whether suit is brought.

2. Creation of Security Interest. To secure the Obligations of Borrower, Borrower hereby pledges, grants, assigns, transfers and delivers to Secured Party title to, a lien upon, and a security interest in the Collateral, including all distributions in respect of the Collateral which may be remitted or paid during the term of this Agreement and any other rights of Borrower in connection with the Collateral. Such security interest shall attach to all Collateral without further act on the part of Secured Party or Borrower. Borrower agrees that for the purposes of perfecting the security interest of Secured Party in the Collateral, Borrower shall deliver the Collateral to Secured Party, and Secured Party shall retain possession of the Collateral during the term of this Agreement, delivery of which shall be made by the execution and delivery by Borrower to Secured Party of the certificate(s) representing the Collateral.

3. Further Assurances. Borrower shall execute and deliver to Secured Party, concurrently with Borrower’s execution of this Agreement, and at any time or times hereafter at the request of Secured Party, all security agreements, assignments, and all other documents that Secured Party may reasonably request, in a form satisfactory to Secured Party, to perfect or continue the perfection of Secured Party’s security interest in the Collateral in order to consummate fully all of the transactions contemplated under this Agreement. Borrower hereby irrevocably makes, constitutes, and appoints Secured Party (and any of Secured Party’s officers, employees, or agents designated by Secured Party) as Borrower’s true and lawful attorney-in-fact, upon Borrower’s failure or refusal to comply with any of its undertakings contained in this Agreement, to sign the name of Borrower on any of the above-described documents or instruments, and to record or file such documents or instruments as shall be necessary, in Secured Party’s reasonable opinion, to perfect or continue the perfection of Secured Party’s security interest in the Collateral or to accomplish the purposes of this Agreement.

4. Rights and Powers of Secured Party. Secured Party may, in its reasonable discretion, at any time after the occurrence of an Event of Default, endorse as Borrower’s agent or attorney-in-fact any instruments, securities or chattel paper in the Collateral; become a partner or member directly holding the Collateral Interests without any further action or consent required by any party; take control of Proceeds and use cash Proceeds to reduce any part of the Obligations; take any action which Borrower is required to take or any other necessary action to obtain, preserve and enforce this Agreement, and maintain and preserve the Collateral, with written notice to Borrower, and add costs of same to the Obligations (but the Secured Party is under no duty to take any such action); take control of funds generated by the Collateral, and use same to reduce any part of the Obligations. The Secured Party may, but shall be under no duty to, demand, collect, receipt for, settle, compromise, adjust, sue for, foreclosure, or realize upon the Collateral, in its own name or in the name of the Borrower, as the Secured Party may determine. The foregoing rights and powers of the Secured Party shall be in addition to, and not a limitation upon, any rights and powers of the Secured Party given by law, custom, elsewhere by this Pledge Agreement, the Note or otherwise.

5. Representations, Warranties and Covenants of Borrower. Borrower hereby represents and warrants to Secured Party that Borrower: (a) is the owner of all the Collateral Interests making up the Collateral, free and clear of all liens, encumbrances, security or pledge agreements (except for this Agreement), options, claims and all other restrictions on transfer; and (b) possesses all power and right to deliver, pledge, assign, convey and transfer such Collateral Interests to Secured Party as Collateral without obtaining the consent or approval of any person or governmental authority. Borrower covenants that Borrower will not sell, assign, transfer, pledge or otherwise encumber the Collateral in any manner or allow any encumbrances to exist on the Collateral.

6. Permitted Acts of Secured Party. Secured Party may, from time to time, without notice to Borrower and without affecting, diminishing, or releasing the Obligations of Borrower: (a) extend or renew for any period, alter or exchange any of Borrower’s obligations under the Note; or (b) release its security interest in all or any property securing any of such Obligations of Borrower, with or without the substitution of other property or Collateral therefor.

7. Voting; Distributions; Share Adjustments. Provided that Borrower is not in default in the performance of any Obligations, during the term of this Agreement: (a) Borrower shall be entitled to vote any and all of the Collateral and to give consents, proxies, waivers and ratifications in respect thereof; provided, however, that no vote shall be cast or no consent, proxy, waiver or ratification given or action taken that would be inconsistent with any of the terms of this Agreement or any instruments executed and delivered pursuant hereto; (b) any dividends or distributions paid in cash with respect to the Collateral may be retained by Borrower; (c) in the event that during the term of this Agreement, subscription or other rights, warrants or options shall be issued in connection with the Collateral, such rights, warrants and options shall be the property of Borrower, and if exercised by Borrower, all new securities so acquired by Borrower as it relates to the Collateral then held by Secured Party shall be immediately delivered to Secured Party to be held under the terms of this Agreement in the same manner as the Collateral; and (d) in the event any other changes are declared and made in the capital structure of any one or more of the Collateral Companies, all new and additional securities issued to Borrower by reason of any change shall be immediately delivered to Secured Party to be held under the terms of this Agreement in the same manner as the Collateral . Borrower shall not take any action which may dilute or otherwise impair the Collateral, but shall at all times in good faith take all such action as may be necessary or appropriate in order to protect the rights of Secured Party against dilution or other impairment.

8. Rights and Remedies.

(a) Retention of Collateral. Upon the occurrence of an Event of Default and in addition to any other remedies Secured Party may have under the terms of the Note, Secured Party (i) may transfer a pro rata portion of the Collateral into Secured Party’s name or the name of Secured Party’s nominee such that the pro rata portion of the Collateral to be transferred shall be calculated using the ratio of the outstanding principal on the Note as of Maturity Date (as defined in the Note) and the original principal amount of the Note, such that, to the extent that Borrower has repaid one-quarter of the original principal amount of the Note, Secured Party may transfer three-quarters of the Collateral into Secured Party’s name or the name of Secured Party’s nominee; (ii) shall have the sole and exclusive right to vote the Collateral (to the extent transferred into Secured Party’s name or the name of Secured Party’s nominee) and to give all consents, proxies, waivers and ratifications in respect thereto; and (iii) shall be entitled to receive direct from the Collateral Company(s) all dividends and other distributions made upon or in respect of the Collateral (to the extent transferred into Secured Party’s name or the name of Secured Party’s nominee) and, at the option of Secured Party, may be applied by Secured Party to reduce the Obligations, or may be held by Secured Party as additional Collateral hereunder.

(b) Sale of Collateral. Upon the occurrence of an Event of Default and in addition to any other remedies Secured Party may have under the terms of the Note, Secured Party may sell any or all of the Collateral to satisfy a default and, as a result, any party hereto may be the purchaser of any or all of the Collateral and may hold the same thereafter as its own right, free of any claim of Borrower. In the event that proceeds of such sale are insufficient to pay the unpaid balance of the Obligations of Borrower, Borrower shall have no further obligation to Secured Party. If the Collateral is sold for an amount in excess of the amount owed to Secured Party, then such excess, reduced by the amount of reasonable costs of sale, shall be paid to Borrower.

(c) Notice. Notice of any such sale shall be personally delivered or mailed, postage prepaid, to Borrower at least five (5) calendar days before the date fixed for the sale or other disposition. Notice to persons other than Borrower claiming an interest in the Collateral shall be sent to such addresses as they have furnished to Secured Party.

(d) Remedies Cumulative. The rights and remedies of Secured Party under this Agreement, the Note and all other agreements contemplated hereby and thereby shall be cumulative. Secured Party shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law or in equity. No exercise by Secured Party of any one right or remedy shall be deemed an election, and no waiver by Secured Party of any default on Borrower’s part shall be deemed a continuing waiver. No delay by Secured Party in the exercise of rights or remedies shall constitute a waiver, election, or acquiescence thereof or thereto.

(e) Attorney-in-Fact. In addition to and without limiting any powers created herein, Borrower hereby constitutes and appoints Secured Party as Borrower’s attorney-in-fact for the purpose of carrying out the provisions of this Agreement, in taking any action and executing any instruments, and with full power and authority to do and perform every act necessary, requisite or proper to be done that Secured Party may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest.

9. Release and Substitution of Collateral. Borrower will have the right to request from time to time the release of specific Collateral from the security interest created by this Agreement, so long as a the time of such request and of such release (a) it is not in default of its obligations under this Agreement or the Note and (b) immediately following any such release of Collateral it is in compliance with the Loan to Value Ratio and the Debt Coverage Ratio set out in the Note; in which case Secured Party will promptly release such specific Collateral, executing such instruments and other documents as Borrower may reasonably request in order to terminate Secured Party’s security interest in such specific Collateral and otherwise clear Borrower’s title to such specific Collateral. Borrower will also have the right to designate from time to time additional or substitute assets to serve as collateral under this Agreement, in which case, upon the execution and delivery to Secured Party of such additional instruments and other documents as Secured Party may reasonably request in order to create and perfect its security interest in such assets, such assets will become “Collateral” for purposes of this Agreement. To the extent that a valuation is required in connection with any such release or addition of Collateral, such valuation will be performed by a nationally recognized valuation firm selected by Borrower and reasonably acceptable to Secured Party, any such valuation to be at the sole expense of Borrower.

10. Termination. Upon the complete performance of all of the Obligations, this Agreement shall terminate and Secured Party shall surrender the Collateral to Borrower at Borrower’s expense.

11. Waivers. So long as Secured Party complies with the obligations, if any, required under the Code, Secured Party shall not otherwise, in any way or manner, be liable or responsible for: (a) the safekeeping of any of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion or from any cause; or (c) any diminution in the value thereof.

12. Miscellaneous.

(a) Necessary Acts. Each of the parties to this Agreement shall perform any and all acts and shall execute any and all documents that may be reasonably necessary to carry out the provisions and the intent of this Agreement.

(b) Enforcement Expenses and Attorneys’ Fees. Borrower shall pay all of Secured Party’s Expenses incurred in connection with the enforcement and exercise of any of the rights and remedies provided for herein, irrespective of whether suit is commenced. Secured Party may commence, appear in or defend any action or proceeding or purporting to affect or enforce the rights, duties or liabilities of the parties hereunder or any writing executed pursuant to this Agreement, and Borrower agrees to pay all costs and expenses, including attorneys’ fees, in connection therewith that are incurred by Secured Party.

(c) Successors and Assigns. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the signatories hereto any rights, remedies, obligations, or liabilities under or by reason of this Agreement. Neither party may assign any of its rights or interests in and under this Agreement without the prior written consent of the other, and any attempted assignment without such consent shall be null and void and without any force or effect whatsoever.

(d) Notices. Unless otherwise provided, any notice, demand, request or other communication required or permitted under this Agreement shall be given in writing and sent by facsimile to the party to be notified with confirmation or shall be deemed effectively given upon personal delivery to the party to be notified, or four (4) days after deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified. Any notice shall be sent to the respective party’s last known facsimile number or address, or at such other facsimile number or address as a party may designate by ten (10) days’ advance written notice to the other parties.

(e) Binding Effect. This Agreement shall be binding upon the parties hereto and upon the executors, administrators, transferees, successors and assigns of the parties hereto.

(f) Severability. The provisions of this Agreement are severable, and if any one or more sections, paragraphs, clauses or provisions of this Agreement are determined to be illegal, invalid or otherwise unenforceable, in whole or in part, the remaining provisions and any partially unenforceable provisions to the extent enforceable, shall continue in full force and effect and shall be binding and enforceable. In addition, if any such provision, or any part thereof, is held to be unenforceable, the parties agree that the court, regulatory agency or other governmental body making such determination shall have the power to delete or add specific words or phrases, so that such provision shall then be enforceable to the fullest extent permitted by law.

(g) Governing Law; Jurisdiction; Venue. This Agreement shall be construed and governed by the laws of Nevada. By execution and delivery of this Agreement, the parties hereto agree and accept that any legal action or proceeding with respect to this Agreement shall be brought in federal or state courts for Clark County, Nevada, and the parties expressly waive any objection to personal jurisdiction, venue or forum non conveniens.

(h) Ambiguity. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Secured Party or Borrower, whether under any rule of construction or otherwise. This Agreement has been reviewed by each of the parties and their counsel and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

(i) Counterparts. This Agreement may be executed at different times and in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(j) Entire Agreement; Amendments and Waivers; Incorporation by Reference. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of both parties.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

BORROWER:

G & L SENIOR CARE PROPERTIES, LLC

By:	/s/ Daniel M. Gottlieb
Daniel M. Gottlieb
Its:	Managing Director

SECURED PARTY:

G&L REALTY PARTNERSHIP, L.P.

By:	G&L Realty Corp.
Its:	General Partner

	By:	/s/ Daniel M. Gottlieb
Daniel M. Gottlieb
	Its:	Chief Executive Officer

EXHIBIT A

LIST OF COLLATERAL INTERESTS

	COMPANY	JURISDICTION	DESCRIPTION	NUMBER/ PERCENTAGE
1.	Encanto Senior Care, LLC	Arizona	Membership Interests	50%
2.	G&L Chestnut, LLC	Massachusetts	Membership Interests	100%
3.	G&L St. Thomas More, LLC	Nevada	Membership Interests	100%
4.	G&L Gardens, LLC	Arizona	Membership Interests	99%
5.	G&L Gardens A, LLC	Nevada	Membership Interests	100%
6.	G&L Gardens - Apt, LLC	Arizona	Membership Interests	100%
7.	G&L Hampden A, LLC	Nevada	Membership Interests	100%
8.	G&L Hampden, LLC	Delaware	Membership Interests	99%
9.	G&L Hoquiam, LLC	Delaware	Membership Interests	100%
10.	G&L Mary Lyon, LLC	Massachusetts	Membership Interests	100%
11.	G&L Penasquitos, LLC	California	Membership Interests	50%
12.	G&L Radius Realty, LLC	Delaware	Membership Interests	50%
13.	Palm Valley Senior Care, LLC	Arizona	Membership Interests	50%